Exhibit 10.14

Summary of Unwritten Employment Arrangements with Executive Officers

Each executive officer of Sigma Labs, Inc., a Nevada corporation (the "Company"), has entered into an "at will" unwritten employment arrangement with the Company.

Under the respective employment arrangement of Richard Mah and James Stout, the Chief Executive Officer and Treasurer of the Company, respectively, from October 11, 2010 until December 31, 2011, each were entitled to receive a monthly salary of $2,461. As a cost saving measure, on December 15, 2011, Messrs. Mah and Stout agreed with the Company to reduce their respective salary to $0, effective January 1, 2012. Actual amounts paid to Messrs. Mah and Stout are as set forth in the "Summary Compensation Table" under Item 11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "Table").

Under the respective employment arrangement of Mark J. Cola and Vivek R. Dave, President and Chief Operating Officer, and Executive Vice President of the Company, respectively, Mr. Cola was entitled to receive a monthly salary of $11,856 in 2010, commencing on April 17, 2010, and in 2011, and Dr. Dave was entitled to receive a monthly salary of $12,029 in 2010, commencing on April 17, 2010, and in 2011. As a cost saving measure, (i) on December 15, 2011, Messrs. Cola and Dave agreed with the Company to reduce their salary to $9,484.80 and $9,623.20, respectively, per month, effective January 1, 2012, and (ii) on March 1, 2012, Messrs. Cola and Dave agreed with the Company to further reduce their respective salary to $6,000 per month each, effective retroactively to February 16, 2012. Actual amounts paid to Messrs. Cola and Dave are as set forth in the Table.

Under their respective employment arrangements, all executive officers are eligible to receive medical and dental benefits, life insurance, and long term and short term disability coverage. Further, Messrs. Mah, Stout, Cola and Dave are eligible to participate in the Company's 2011 Equity Incentive Plan as employees and directors of the Company. The Company has not agreed to pay bonuses to any executive officer.